UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 6, 2016

TetriDyn Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-19411-C	65-0008012
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Queen Street

Lancaster, PA 17603

(Address of principal executive offices, including zip code)

(717) 715-0238

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On December 12, 2016, TetriDyn Solutions, Inc., a Nevada corporation (the “Registrant”), filed a Current Report on Form 8-K (the “Report”) with the Securities and Exchange Commission to report, among other things, the Registrant’s acquisition of certain assets of JPF Venture Group, Inc. as well as the Registrant’s filing of a Certificate of Change Pursuant to NRS 78.209 (the “Certificate of Change”) to effectuate a reverse stock split of the issued and outstanding shares of common stock of the Company on a 1-for-250 basis (the “Stock Split”). This Amendment No. 1 to the Current Report on Form 8-K/A (this “Form 8-K/A”) amends and restates (i) Item 5.03 of the Report in its entirety to reflect a filing by the Registrant on December 15, 2016 of a Certificate of Correction (the “Certificate of Correction”) to the Certificate of Change to effect a proportionate decrease in the Registrant’s authorized shares of common stock in connection with the Stock Split and set the effective date for the Stock Split to December 31, 2016, and (ii) Item 9.01 of the Report in its entirety to add the Certificate of Correction as Exhibit 3.2 to the Report.

No other changes were made to the Report and this Form 8-K/A should be read in connection with the Report. Accordingly, except as specifically noted above, this Form 8-K/A does not reflect events occurring after the filing of the Report. Unless filed herewith, references to the exhibits in this Form 8-K/A are references to the exhibits filed with the Report.

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2016, the Board of Directors of the Company approved an action to effectuate a reverse stock split of the issued and outstanding shares of common stock of the Company on a 1-for-250 basis (the “Stock Split”). The Stock Split was effected by the Company filing a Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209 (the “Certificate of Change”) with the Secretary of State of the State of Nevada on December 6, 2016, and a Certificate of Correction (the “Certificate of Correction”) to the Certificate of Change with the Secretary of State of the State of Nevada on December 15, 2016. The Certificate of Correction was filed in order to provide for an effective date of the Certificate of Change and provide for a proportionate decrease in the Company’s authorized shares of common stock in connection with the Stock Split.

The Stock Split becomes effective at 12:01 am on December 31, 2016 and therefore becomes effective with FINRA (the Financial Industry Regulatory Authority) and in the marketplace at the open of business on Tuesday, January 3, 2017 (the “Effective Date”), whereupon the shares of common stock will begin trading on a split-adjusted basis. The Company has also requested a new ticker symbol in connection with the purchase of the Assets and the Company’s new business direction.

The Company is currently authorized to issue 100,000,000 shares of common stock. As a result of the Stock Split, the Company will be authorized to issue 400,000 shares of common stock. As of December 6, 2016, there were 60,404,140 shares of common stock outstanding. As a result of the Stock Split, there will be approximately 241,617 shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The Stock Split will not have any effect on the stated par value of the common stock.

Immediately after the Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Stock Split.

The foregoing descriptions of the Certificate of Change and Certificate of Correction are qualified in their entirety by the text of the Certificate of Change, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the Certificate of Correction, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

(d)       Exhibits

3.1	Certificate of Change Pursuant to NRS 78.209 of TetriDyn Solutions, Inc., filed with the Nevada Secretary of State on December 6, 2016.
3.2	Certificate of Correction of TetriDyn Solutions, Inc., filed with the Nevada Secretary of State on December 15, 2016.
10.1	Asset Purchase Agreement, dated December 8, 2016, by and between TetriDyn Solutions, Inc. and JPF Venture Group, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRIDYN SOLUTIONS, INC.

By:	/s/ Jeremy Feakins
Jeremy Feakins Chief Executive Officer and Chief Financial Officer

Date: December 20, 2016

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